PROMISSORY NOTE


$40,000,000                                        July 21, 1999

     FOR VALUE RECEIVED, POLICY MANAGEMENT SYSTEMS CORPORATION, a South Carolina corporation, and any other makers who from time to time execute a duplicate signature page for delivery to the Bank (collectively, the "Borrower"), each jointly and severally promises to pay to the order of FIRST UNION NATIONAL BANK, a national banking association (the "Bank"), at the location of 201 College Street, Charlotte, North Carolina 28288, or such other place as Bank may designate in writing, the principal sum of Forty Million and No/00 Dollars ($40,000,000.00), or so much thereof as may be advanced under the terms and conditions of this Promissory Note (including all renewals, extensions, or modifications hereof, this "Note"), together with interest on the unpaid principal balance from the date hereof, until paid, at a rate of interest per annum equal to the LIBOR Market Interest Rate plus one-half percent (.50%) as that rate may change from day to day in accordance with changes in the LIBOR Market Interest Rate ("Interest"). For purposes hereof, "LIBOR Market Interest Rate" for any day is the rate for one month U.S. Dollar deposits as reported on Telerate Page 3750 as of 11:00 a.m. London time on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Bank from another recognized source or interbank quotation). The Bank's determination of such rate shall be conclusive, absent manifest error. Provided no Default (as later defined) has occurred, and provided the balance outstanding under the Note is not due and payable by its terms, the Borrower may borrow and repay up to the maximum amount of this Note on a revolving basis.

     Interest accruing under this Note shall be paid monthly beginning August 1, 1999 and continuing on the same day of each calendar month thereafter until all outstanding principal and interest is paid in full. This Note shall be payable in full on the earlier of: (i) October 15, 1999, or (ii) the date the private placement of debt on behalf of Borrower offered by Wachovia Bank, N.A. and co-agented by Bank in the amount of $40,000,000 to $100,000,000 is closed. Interest shall be computed on the basis of a 360-day year for the actual number of days in the interest period ("Actual/360 Computation"). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) interest rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the interest period. Application of the Actual/360 Computation produces an annualized effective interest rate exceeding that of the nominal rate.

     The undersigned promises to pay to Bank or order, a late fee in the amount of four percent (4%) of any installment past due for fifteen (15) or more days. In addition, if payment of all sums due hereunder is accelerated under the terms of the Note, the then remaining principal amount and accrued but unpaid interest hereunder shall bear interest at a rate equal to the Prime Rate plus five percent (5%) per annum until such principal and interest have been paid in full. "Prime Rate" means the rate of interest per annum announced by Bank from time to time to be its prime rate. The banks makes loans using indices other than the Prime Rate and at rates above and below the Prime Rate.

     No delay or omission on the part of the Bank or other holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. Every one of the undersigned and every endorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if any time there be available to the holder collateral for this Note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

     The following shall constitute an Event of Default hereunder: (i) in the event any default is made in the payment of principal or interest as stipulated above; (ii) Borrower files or has filed against it an insolvency or bankruptcy proceeding and if an involuntary proceeding, such proceeding remains undismissed or unstayed for sixty (60) or more days; (iii) failure to pay any other indebtedness when due; (iv) any default in payment or performance of any obligation, term or covenant of Borrower under the terms of the certain Credit Agreement (the "Credit Agreement") dated August 8, 1997 by and among Borrower, the Guarantors Party thereto (including, without limitation, Cybertek Corporation, Policy Management Systems Investments, Inc., PMSI, L.P., and Cybertek Solutions, L.P. and each other Person who has executed the Credit Agreement as a guarantor), Bank of America National Trust and Savings
Association, as Agent, and the Other Financial Institutions Party Thereto. Notwithstanding the above, any cure or grace period given the Borrower in the Credit Agreement for the Events of Default described in Section (ii) and (iii) above shall also apply to the provisions in Section (ii) and (iii) above. Upon the occurrence of an Event of Default, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Bank and upon notice to Borrower, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. In addition, upon an Event of Default, the balance due hereunder may be charged against any obligation of the Bank to any party, including endorsers, sureties or guarantors to this instrument.

     Except as to Liens permitted by the terms of the Credit Agreement, Borrower shall not incur, create, assume, or permit to exist any Lien, of any kind upon any of its respective properties or assets of any character until this Note is paid in full. The term "Liens" shall have the meaning given in the Credit Agreement. The representations, warranties and covenants of the Borrower contained in the Credit Agreement, including, without limitation, those contained in Articles 4 and 5 of the Credit Agreement, are incorporated herein and reaffirmed as true and correct and binding on the Borrower on the date hereof. These representations, warranties and covenants are made by Borrower to Bank as a material inducement to extend the credit evidenced by this Note.

     If this Note is placed with an attorney for collection, the undersigned agrees to pay all costs of collection, including but not limited to reasonable attorneys' fees.

     All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Bank for the use of the money advanced or to be advanced hereunder exceed the maximum rate of interest allowed to be charged under applicable law (the "Maximum Legal Rate"). If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Legal Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Legal Rate; and if from any circumstance whatsoever, Bank shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Legal Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Borrower and Bank with respect to the indebtedness evidenced hereby.

     Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of or relating to the Note between parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

     All arbitration hearings shall be conducted in the city named in the address of Bank first stated above. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

     Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

     The parties agree that they shall not have a remedy of punitive or exemplary damages against other parties in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

     THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE.

     All rights and obligations hereunder shall be governed by the laws of the State of South Carolina.

     At the time of the execution of this Note, the Borrower shall pay the Bank a non-refundable fee equal to $20,000.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal in its name by its duly authorized officer, and its seal affixed, as of the date first above written, and pursuant to authority duly granted.

                         POLICY  MANAGEMENT  SYSTEMS
                         CORPORATION,  a  South  Carolina  corporation

                         By:     /s/  G.  Larry  Wilson
                                 ----------------------
Its  President


Attest
By:     /s/  Lynn  W.  Dillard
        ----------------------
Title:     Assistant  Secretary
           --------------------

     [CORPORATE  SEAL]